UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2024

BigBear.ai Holdings, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-40031	85-4164597
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

6811 Benjamin Franklin Drive, Suite 200

Columbia, MD 21046

(Address of principal executive offices, including Zip Code)

(410) 312-0885

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, $0.0001 par value	BBAI	New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one share of common stock at an exercise price of $11.50 per share	BBAI.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 9.01	Financial Statements and Exhibits.

(a) Financial statement of business acquired

The audited consolidated balance sheets of Pangiam Ultimate Holdings, LLC as of December 31, 2023 and 2022, the related audited consolidated statements of operations, comprehensive income, changes in members’ deficit, and cash flows of Pangiam Ultimate Holdings, LLC for the years ended December 31, 2023 and 2022, the notes related thereto and the Report of Independent Auditors, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b) Pro forma financial information

The unaudited pro forma condensed consolidated combined balance sheet of the BigBear.ai Holdings, Inc. and Pangiam Ultimate Holdings, LLC as of December 31, 2023 and the unaudited pro forma condensed combined statement of operations for the period ended December 31, 2023, and the notes related thereto are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits:

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers, LLP, Independent Accountants.

99.1	Audited consolidated financial statements of Pangiam Ultimate Holdings, LLC as of and for the years ended December 31, 2023 and 2022

99.2	Unaudited pro forma condensed combined balance sheet of BigBear.ai Holdings, Inc. and Pangiam Ultimate Holding, LLC as of December 31, 2023 and statement of operations for the period ended December 31, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2024	By:	/s/ Sean Ricker
	Name:	Sean Ricker
	Title:	Chief Accounting Officer

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